As filed with the Securities and Exchange Commission on February 24, 2011
 Registration No. 33-60845
Registration No. 333-119370

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-60845
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-119370

FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

WILSHIRE ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0513668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
100 Eagle Rock Avenue, East Hanover, New Jersey 07936
(Address of Principal Executive Offices) (Zip Code)

Wilshire Enterprises, Inc. 2004 Stock Option and Incentive Plan
Wilshire Enterprises, Inc. 2004 Non-Employee Director Stock Option Plan
Wilshire Oil Company of Texas 1995 Stock Option and Incentive Plan
Wilshire Oil Company of Texas 1995 Non-Employee Director Stock Option Plan
(Full Title of Plans)

Sherry Wilzig Izak Chairman of the Board and Chief Executive Officer Wilshire Enterprises, Inc. 100 Eagle Rock Avenue East Hanover, New Jersey 07936 (201) 420-2796
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)
Copy to: Dennis J. Block, Esq. Cadwalader, Wickersham & Taft LLP One World Financial Center New York, New York 10281 (212) 504-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☑	Smaller reporting company
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

Registration Statement on Form S-8 (File No. 333-119370) registering 750,000 shares of Wilshire Enterprises, Inc. (the “Company”) common stock, par value $1.00 per share (the “Common Stock”), for the Wilshire Enterprises, Inc. 2004 Stock Option and Incentive Plan and the Wilshire Enterprises, Inc. 2004 Non-Employee Director Stock Option Plan.

Registration Statement on Form S-8 (File No. 033-60845) registering 425,000 shares of Common Stock for the Wilshire Oil Company of Texas 1995 Stock Option and Incentive Plan and the Wilshire Oil Company of Texas 1995 Non-Employee Director Stock Option Plan.

The Company intends to deregister its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through the filing of a Form 15. Because the Company will no longer be filing reports pursuant to the Exchange Act, the Company is deregistering the remaining securities registered but unsold under the Registration Statements, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

[Signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of East Hanover, State of New Jersey, on this 24th day of February, 2011.

WILSHIRE ENTERPRISES, INC.

By:	/s/ S. Wilzig Izak
S. Wilzig Izak
Chairman of the Board and Chief Executive Officer